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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 17, 2000
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                            North Coast Energy, Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                       0-18691                     34-1594000
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(State or other                  (Commission                (I.R.S. Employer
 jurisdiction of                  File Number)             Identification No.)
 incorporation)

      1993 Case Parkway, Twinsburg, Ohio                   44087-2343
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   (Address of principal executive offices)                (Zip Code)

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          (Former Name or Former Address, if Changed Since Last Report)


Registrant's telephone number, including area code:     (330) 425-2330
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 17, 2000, the Company acquired Peake Energy, Inc. ("Peake") through a purchase of all of Peake's outstanding capital stock (the "Acquisition") from Belden & Blake Corporation ("BBC"). The Acquisition was consummated pursuant to a Stock Purchase Agreement dated March 17, 2000 between the Company and BBC, with an effective date of January 1, 2000.

         The purchase price for the Peake stock was $72.5 million subject to various adjustments and escrowed amounts. The Company paid the purchase price in full in cash at closing, with approximately $5,126,000 being deposited in escrow pending the receipt of certain consents.

         The purchase price was determined through arm's-length negotiation between the Company and BBC and was based upon the Company's valuation of Peake's business and assets. There were no material relationships between the Company, its officers, directors or affiliates, and BBC or its officers, directors and affiliates.

         The cash paid in connection with the Acquisition was derived from loans which the Company obtained from Nuon International Projects B.V., the Company's majority stockholder. On March 17, 2000, Nuon loaned $72.5 million to the Company in the form of a $48.5 million Non-Negotiable Subordinated Promissory Note and a $24.0 million Non-Negotiable Subordinated Convertible Promissory Note. Interest on both Notes is payable semi-annually and accrues at the applicable LIBOR Rate. The principal amount of each Note is payable on February 28, 2015. The Convertible Note affords Nuon the right, at its election, to convert the principal amount of the Note to shares of the Company's common stock at any time based upon an exchange price of $2.50 per share. Any issuance of Company stock in connection with such a conversion election is subject to stockholder approval. Both Notes are subordinated to the Company's senior debt. Nuon has the right to secure the indebtedness considered by the Notes by a lien on Peake's assets, subject to the rights of the senior lender. The Company agreed to grant Nuon registration rights for shares issued in the conversion.

          BUSINESS OF PEAKE. Peake owns properties in West Virginia, Kentucky and Virginia. These properties consist of approximately 1,900 wells and in excess of 900 miles of natural gas gathering lines.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Pursuant to
Item 7(a)(4) of Form 8-K, the Company will file the required financial statements of the acquired business by amendment as soon as is practicable, but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

                  (b) PRO FORMA FINANCIAL INFORMATION. Pursuant to Item 7(a)(4) of Form 8-K, the Company will file the required pro forma financial information by amendment as soon as is



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practicable, but no later than 60 days after the date on which this Current
Report on Form 8-K must be filed.

                  (c)      EXHIBITS.

                  2.1 Stock Purchase Agreement, dated March 17, 2000, between North Coast Energy, Inc. and Belden & Blake Corporation.

                  4.1      Non-Negotiable Subordinated Promissory Note.

                  4.2      Non-Negotiable Subordinated Convertible Promissory
                           Note.

                  99.1     Press Release dated March 20, 2000.



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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NORTH COAST ENERGY, INC.



Date:  March 22, 2000                 By: /s/ Tom Hill
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                                          Tom Hill, Secretary



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                                  EXHIBIT INDEX


                EXHIBIT            DESCRIPTION OF EXHIBIT
                -------            ----------------------


                  2.1 Stock Purchase Agreement, dated March 17, 2000, between North Coast Energy, Inc. and Belden & Blake Corporation.

                  4.1      Non-Negotiable Subordinated Promissory Note.

                  4.2      Non-Negotiable Subordinated Convertible Promissory
                           Note.

                  99.1     Press Release dated March 20, 2000.


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